UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2018 Annual Meeting of Shareholders on January 24, 2018. At the meeting, the following matters were voted on and received the specified number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the Annual Meeting of Shareholders in 2021. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Jan A. Bertsch	66,845,063	742,322	8,101,348
Rodger L. Boehm	66,948,266	639,119	8,101,348
Lloyd G. Trotter	66,833,559	753,826	8,101,348

(ii)	Approval of executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
65,841,581	1,613,226	132,578	8,101,348

(iii)	Appointment of auditors: The shareholders approved the ratification of the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as the Company’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
74,673,906	968,927	45,900	N/A

(iv)	Amended and Restated Articles of Incorporation: The Company’s proposal to amend its Amended and Restated Articles of Incorporation to allow shareholders to amend its Amended and Restated By-Laws failed to receive the requisite approval of shareholders representing at least 80 percent of the voting power of its common stock, which was the approval required to enact the proposed amendments. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,758,167	725,069	104,149	8,101,348

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 29, 2018	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, Chief Legal Officer &
Corporate Secretary